Filed pursuant to Rule 424(b)(7)

Registration No. 333-252796

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.00001 per share	4,724,853	$60.41(3)(4)	$285,428,370(4)	$31,141(4)

(1)

This prospectus supplement relates to the resale or other distribution by the selling stockholders referenced in this prospectus supplement of up to 4,724,853 shares of the Registrant’s Class A common stock.

(2)

This prospectus supplement also relates to such additional shares of Class A common stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act.

(3)

Estimated solely for the purposes of computing the registration fee with respect to 4,724,853 shares of Class A common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s Class A common stock on the New York Stock Exchange on May 27, 2021.

(4)

Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 4,724,853 shares of Class A common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on February 5, 2021 (File No. 333-252796) was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table will be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus Supplement

(To prospectus dated February 5, 2021)

4,724,853 Shares

Class A Common Stock

The selling stockholders referred to in this prospectus supplement may offer and resell up to 4,724,853 shares of our Class A common stock under this prospectus supplement. The selling stockholders acquired these shares from us pursuant to a Share Purchase Agreement dated May 17, 2021, by and among us, Wave Optics Limited, the shareholders and warrantholder of Wave Optics Limited, and Shareholder Representative Services LLC, which we refer to in this prospectus supplement as the Purchase Agreement.

Our registration of the shares of Class A common stock covered by this prospectus supplement does not mean that the selling stockholders will offer or sell any of the shares. The Class A common stock offered by the selling stockholders (which term as used in this prospectus supplement includes their respective donees and pledgees, transferees, or other successors in interest), may be sold from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. See “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of shares of Class A common stock by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “SNAP.” On June 2, 2021, the last reported sale price of our Class A common stock was $62.79 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated June 3, 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On February 5, 2021, we filed with the Securities and Exchange Commission, or the SEC, an automatic shelf registration statement on Form S-3 (File No. 333-252796) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically on filing.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in the prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference in the prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, and any authorized free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those dates.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are not, and the selling stockholders are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial, and related advice regarding the purchase of the shares of Class A common stock offered by this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering, before making an investment decision to purchase our Class A common stock, especially the risks described under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless otherwise indicated, all references in this prospectus supplement and the accompanying prospectus to “Snap,” “the company,” “we,” “our,” “us,” or similar terms refer to Snap Inc. and our subsidiaries.

Overview

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way that people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together.

Our flagship product, Snapchat, is a camera application that helps people communicate visually with friends and family through short videos and images called Snaps. By opening directly to the camera, we empower users to express themselves instantly. Snaps are deleted by default, so there is less pressure to look pretty or perfect when creating and sending images on Snapchat. By reducing the friction typically associated with creating and sharing content, Snapchat has become one of the most used cameras in the world.

In the way that the flashing cursor became the starting point for most products on desktop computers, we believe the camera screen will be the starting point for most products on smartphones. This is because images created by smartphone cameras contain more context and richer information than other forms of input like text entered on a keyboard. Given the magnitude of this opportunity, we invest heavily and take big risks in an attempt to create innovative and differentiated camera products that are better able to reflect and improve our life experiences.

Summary Risk Factors

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors but these risks are not the only ones we face. Our business involves significant risks that may have a material adverse effect on our business, financial condition, results of operations, prospects, and stock price. These risks are more fully described under “Risk Factors” in the documents we incorporate by reference. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

1.	Our Strategy and Advertising Business

We operate in a highly competitive and rapidly changing environment so we must continually innovate our products and evolve our business model for us to succeed.

As a company, we emphasize rapid innovation and prioritize long-term user engagement over short-term financial conditions or results if we believe that it will benefit the aggregate user experience and will thereby improve our financial performance over the long term. We currently have a history of operating losses but, as a result of our long-term focus, we may prioritize investments and expenses we believe are necessary for our long-term growth over achieving short-term profitability. Investments in our future, including through new products or acquisitions, are inherently risky and may not pay off, which would further delay or hinder our ability to settle the principal and interest payments on our convertible notes or other indebtedness when due, and to attain and sustain profitability. This in turn would hinder our ability to secure additional financing to meet our current and future financial needs on favorable terms, or at all.

We generate substantially all of our revenue from advertising. Our advertising business is most effective when our advertisers succeed. Driving their success requires continual investment in our advertising products and may be hindered by competitive challenges and various legal, regulatory, and operating system changes that make it more difficult for us to achieve and demonstrate a meaningful return for our advertisers. For example, recent changes to privacy laws and mobile operating systems have made it more difficult for us to collect and disclose user data or metrics that an advertiser needs to prove success, or that we need to demonstrate such success. In addition, our advertising business is seasonal and volatile, which could result in fluctuations in our quarterly revenues and operating results, including the expectations of our business prospects.

Our business and operations have also been adversely affected by events beyond our control, such as health epidemics, including the COVID-19 pandemic, impacting the markets and communities in which we and our partners, advertisers, and users operate.

2.	Our Community and Competition

We need to continually innovate and create new products, and enhance our existing products, to attract, retain, and grow our global community. Products that we create may fail to attract or retain users, or to generate meaningful revenue, if at all. If our community does not see the value in our products or brand, or if competitors offer better alternatives, our community could easily switch to other services. While we have experienced rapid growth in the last few years, we have also experienced declines and there can be no assurance that won’t happen again. We have and expect to continue to expand organically and through acquisitions, including in international markets, which we may not be able to effectively manage or scale.

Many of our competitors have significantly more resources and larger market shares than we do, each of which gives them advantages over us that can make it more difficult for us to succeed.

3.	Our Partners

We primarily rely on Google, Apple, and Amazon to operate our service and provide the mobile operating systems for our applications. If these partners do not provide their services as we expect, terminate their services, or change the terms of our agreements or the functionality of their operating systems in ways that are adverse to us, our service may be interrupted and our product experience could be degraded, and these may harm our reputation, increase our costs, or make it harder for us to attain or sustain profitability. Many other parts of our business depend on partners, including content partners and advertising partners, so our success depends on our ability to attract and retain these partners.

4.	Our Technology and Regulation

Our business is complex and success depends on our ability to rapidly innovate, the interoperability of our service on many different smartphones and operating systems, and our ability to handle sensitive user data with the care our users expect. Because our systems and our products are constantly changing, we are susceptible to data breaches, bugs, and other errors in how our products work and are measured. We may also fail to maintain effective processes that report our metrics or financial results. Given the complexity of the systems involved and the rapidly changing nature of mobile devices and systems, we expect to encounter issues, particularly if we continue to expand in parts of the world where mobile data systems and connections are less stable.

We are also subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, content, taxes, and other matters, which are subject to change and have uncertain interpretations. Any actual or perceived failure to comply with such legal and regulatory obligations, including in connection with our consent decree with the U.S. Federal Trade Commission, or any economic or political instability, may adversely impact our business.

We also must actively protect our intellectual property. From time to time, we are subject to various legal claims, investigations, and proceedings, including class actions and matters involving intellectual property, that may be costly or distract management. We also rely on a variety of statutory and common-law frameworks for the content we provide our users, including the Digital Millennium Copyright Act, the Communications Decency Act, and the fair-use doctrine, each of which has been subject to adverse political and regulatory scrutiny in recent times.

5.	Our Team and Capital Structure

We need to attract and retain a high caliber team, including our Chief Executive Officer and Chief Technology Officer, to maintain our competitive position. We may incur significant costs and expenses in maintaining and growing our team, and may lose valuable members of our team as we compete globally, including with many of our competitors, for key talent. A substantial portion of our employment costs is paid in our common stock, the price of which has been very volatile, and our ability to attract and retain talent may be adversely affected if our shares decline in value.

Our two co-founders control over 99% of the voting capital stock, which means they control substantially all outcomes submitted to stockholders. Class A common stockholders have no voting rights, unless required by Delaware law. This concentrated control may result in our co-founders voting their shares in their best interest, which might not always be in the interest of our stockholders generally.

Corporate Information

We were formed as Future Freshman, LLC, a California limited liability company, in 2010. We changed our name to Toyopa Group, LLC in 2011, incorporated as Snapchat, Inc., a Delaware corporation, in 2012, and changed our name to Snap Inc. in 2016. Our principal executive offices are located at 3000 31st Street, Santa Monica, California 90405, and our telephone number is (310) 399-3339. Snap Inc., “Snapchat,” and our other registered and common-law trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are property of Snap Inc. or our subsidiaries. Our website address is www.snap.com. The information posted on, or accessible through, our website does not constitute part of this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, together with all of the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Note Regarding Forward-Looking Statements.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated into this prospectus supplement and the accompanying prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, or the documents incorporated into this prospectus supplement and the accompanying prospectus by reference.

You should not rely on forward-looking statements as predictions of future events. We have based these forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated into this prospectus supplement and the accompanying prospectus by reference primarily on our current expectations and projections about future events and trends that we believe may affect our business, reputation, financial condition, results of operations, revenue, or future prospects. These forward-looking statements are subject to risks, uncertainties, and other factors described in “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as any amendments reflected in subsequent filings with the SEC and in our other filings that are incorporated into this prospectus supplement and the accompanying prospectus by reference, including among other things:

•	our financial performance, including our revenues, cost of revenues, operating expenses, and our ability to attain and sustain profitability;

•	our ability to generate and sustain positive cash flow;

•	our ability to attract and retain users and partners;

•	our ability to attract and retain advertisers;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to effectively manage our growth and future expenses;

•	our ability to comply with modified or new laws, regulations, and executive actions applying to our business;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our ability to successfully expand in our existing market segments and penetrate new market segments;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to repay outstanding debt;

•	future acquisitions of or investments in complementary companies, products, services, or technologies; and

•	the potential adverse impact of the COVID-19 pandemic on our business, operations, and the markets and communities in which we and our partners, advertisers, and users operate.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated into this prospectus supplement and the accompanying prospectus by reference. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated into this prospectus supplement and the accompanying prospectus by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, the accompanying prospectus, and the documents incorporated into this prospectus supplement and the accompanying prospectus by reference to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, dispositions, joint ventures, restructurings, legal settlements, or investments.

NOTE REGARDING USER METRICS AND OTHER DATA

We define a Daily Active User, or DAU, as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter. DAUs are broken out by geography because markets have different characteristics. We define average revenue per user, or ARPU, as quarterly revenue divided by the average DAUs. For purposes of calculating ARPU, revenue by user geography is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation differs from our components of revenue disclosure in the notes to our consolidated financial statements, where revenue is based on the billing address of the advertising customer. For information concerning these metrics as measured by us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Unless otherwise stated, statistical information regarding our users and their activities is determined by calculating the daily average of the selected activity for the quarter ended March 31, 2021.

While these metrics are determined based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our products are used across large populations globally. For example, there may be individuals who have unauthorized or multiple Snapchat accounts, even though we forbid that in our Terms of Service and implement measures to detect and suppress that behavior. We have not determined the number of such multiple accounts.

Changes in our products, infrastructure, mobile operating systems, or metric tracking system, or the introduction of new products, may impact our ability to accurately determine active users or other metrics and we may not determine such inaccuracies promptly. We also believe that we don’t capture all data regarding each of our active users. Technical issues may result in data not being recorded from every user’s application. For example, because some Snapchat features can be used without internet connectivity, we may not count a DAU because we don’t receive timely notice that a user has opened the Snapchat application. This undercounting may increase as we grow in Rest of World markets where users may have poor connectivity. We do not adjust our reported metrics to reflect this underreporting. We believe that we have adequate controls to collect user metrics, however, there is no uniform industry standard. We continually seek to identify these technical issues and improve both our accuracy and precision, including ensuring that our investors and others can understand the factors impacting our business, but these and new issues may continue in the future, including if there continues to be no uniform industry standard.

Some of our demographic data may be incomplete or inaccurate. For example, because users self-report their dates of birth, our age-demographic data may differ from our users’ actual ages. And because users who signed up for Snapchat before June 2013 were not asked to supply their date of birth, we may exclude those users from our age demographics or estimate their ages based on a sample of the self-reported ages that we do have. If our active users provide us with incorrect or incomplete information regarding their age or other attributes, then our estimates may prove inaccurate and fail to meet investor expectations.

In the past we have relied on third-party analytics providers to calculate our metrics, but today we rely primarily on our analytics platform that we developed and operate. We count a DAU only when a user opens the application and only once per user per day. We believe this methodology more accurately measures our user engagement. We have multiple pipelines of user data that we use to determine whether a user has opened the application during a particular day, and becoming a DAU. This provides redundancy in the event one pipeline of data were to become unavailable for technical reasons, and also gives us redundant data to help measure how users interact with our application.

If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. We regularly review, have adjusted in the past, and are likely in the future to adjust our processes for calculating our internal metrics to improve their accuracy. As a result of such adjustments, our DAUs or other metrics may not be comparable to those in prior periods. Our measures of DAUs may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology or data used.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of Class A common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of Class A common stock offered in this prospectus supplement. We will bear the out-of-pocket costs, expenses, and fees incurred in connection with the registration of the shares to be sold by the selling stockholders, including registration, listing fees, printers and accounting fees, and fees and disbursements of counsel, which we collectively refer to as the Registration Expenses. Other than Registration Expenses, the selling stockholders will bear any selling discounts, commissions, placement agent fees, or other similar expenses payable with respect to sales of shares.

SELLING STOCKHOLDERS

Up to 4,724,853 shares of our Class A common stock are being offered by this prospectus supplement, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders in connection with our acquisition of Wave Optics Limited and the transactions contemplated by the Purchase Agreement. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus supplement any or all of the shares of our Class A common stock being registered.

The table below sets forth certain information known to us, based on written representations from the selling stockholders, with respect to the beneficial ownership of our shares of Class A common stock held by the selling stockholders. Because the selling stockholders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our Class A common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Class A common stock that will be held by the selling stockholders on termination of any particular offering. See the section titled “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of Class A common stock covered by this prospectus supplement.

In the table below, the percentage of shares beneficially owned prior to, and after, the offering is based on 1,268,223,482 shares of Class A common stock, 23,640,382 shares of Class B common stock, and 231,626,943 shares of Class C common stock outstanding as of April 20, 2021, and includes the issuance of 4,724,853 shares of Class A common stock on the closing of the acquisition of Wave Optics Limited on May 26, 2021, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the Class A common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership Before the Offering							Number of Shares Offered	Beneficial Ownership After the Offering
	Class A Common Stock		Class B Common Stock		Class C Common Stock		% of Total Voting Power Before the Offering		Class A Common Stock		Class B Common Stock		Class C Common Stock		% of Total Voting Power After the Offering
Name of Selling Stockholder	Shares	%	Shares	%	Shares	%			Shares	%	Shares	%	Shares	%
All selling stockholders who received shares in connection with the acquisition of Wave Optics Limited	—	—	—	—	—	—	—	4,724,853	4,724,853	*	—	—	—	—	—

*	Represents collective beneficial ownership by the selling stockholders of less than 1%.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of Class A common stock beneficially owned by them and offered in this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock.

Each selling stockholder of our Class A common stock and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered in this prospectus supplement on the principal trading market for our Class A common stock or any other stock exchange, market, or trading facility on which our Class A common stock is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Class A common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our Class A common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would receive freely tradeable shares of our Class A common stock pursuant to the distribution through a registration statement.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the Class A common stock we are registering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of our Class A common stock or interests in this prospectus supplement, the selling stockholders who are neither an employee of Wave Optics Limited nor otherwise subject to our insider trading policy may:

•

enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock in the course of hedging the positions they assume;

•	sell Class A common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares; and

•

enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered in this prospectus supplement may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our Class A common stock by the selling stockholders or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are required to pay certain fees and expenses related to the registration of our Class A common stock.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered by this prospectus supplement will be passed on for us by Cooley LLP. As of the date of this prospectus supplement, (i) Cooley LLP beneficially owns an aggregate of 6,000 shares of our Class A common stock, and (ii) certain attorneys of Cooley LLP beneficially own an aggregate of 36,801 shares of our Class A common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an automatic shelf registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly, and current reports, information statements, and other information with the SEC. The SEC maintains a website that contains reports, information statements, and other information regarding issuers that file electronically with the SEC, including Snap. The address of the SEC website is www.sec.gov.

We maintain a website at www.snap.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of our Class A common stock (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 5, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 23, 2021;

•	our Current Report on Form 8-K, filed with the SEC on April 30, 2021; and

•

the description of our Class  A common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 23, 2017, including any amendments or reports filed for the purposes of updating this description, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Snap Inc.

3000 31st Street

Santa Monica, California 90405

(310) 399-3339

Attn: Secretary

This prospectus supplement is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the securities in this offering. Because information about documents referred to in this prospectus supplement is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

PROSPECTUS

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

We or a selling securityholder may, from time to time, offer and sell any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We or a selling securityholder may also offer Class A common stock or preferred stock on conversion of debt securities, Class A common stock on conversion of preferred stock, or Class A common stock, preferred stock, or debt securities on exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us or selling securityholders through underwriters or dealers, directly to purchasers, or through designated agents from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be listed in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be listed in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “SNAP.” On February 4, 2021, the last reported sale price of our Class A common stock on the New York Stock Exchange was $58.31 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the New York Stock Exchange or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2021.

We have not authorized anyone to provide any information other than that included or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, from time to time, we or selling securityholders may sell, in one or more offerings, Class A common stock, preferred stock, various series of debt securities, or warrants to purchase any of such securities, either individually or in combination with other securities described in this prospectus. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section titled “Where You Can Find Additional Information.”

i

This prospectus contains estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find Additional Information.”

Unless otherwise indicated, all references in this prospectus to “Snap,” the “company,” “we,” “our,” “us,” and similar terms refer to Snap Inc. and its subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks, and trade names owned by us or other companies. All trademarks, service marks, and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement, or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part.

SNAP INC.

Overview

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way that people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together.

Our flagship product, Snapchat, is a camera application that helps people communicate visually with friends and family through short videos and images called Snaps. By opening directly to the camera, we empower users to express themselves instantly. Snaps are deleted by default, so there is less pressure to look pretty or perfect when creating and sending images on Snapchat. By reducing the friction typically associated with creating and sharing content, Snapchat has become one of the most used cameras in the world.

In the way that the flashing cursor became the starting point for most products on desktop computers, we believe the camera screen will be the starting point for most products on smartphones. This is because images created by smartphone cameras contain more context and richer information than other forms of input like text entered on a keyboard. Given the magnitude of this opportunity, we invest heavily and take big risks in an attempt to create innovative and differentiated camera products that are better able to reflect and improve our life experiences.

Corporate Information

We were formed as Future Freshman, LLC, a California limited liability company, in 2010. We changed our name to Toyopa Group, LLC in 2011, incorporated as Snapchat, Inc., a Delaware corporation, in 2012, and changed our name to Snap Inc. in 2016. We completed our initial public offering in March 2017 and our Class A common stock is listed on the New York Stock Exchange under the symbol “SNAP.”

Our principal executive offices are located at 2772 Donald Douglas Loop North, Santa Monica, California 90405, and our telephone number is (310) 399-3339. Our website address is www.snap.com. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only. Snap Inc., “Snapchat,” and our other registered and common-law trade names, trademarks, and service marks appearing in this prospectus are property of Snap Inc. or our subsidiaries.

Risks Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the sections titled “Risk Factor Summary” and “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

THE SECURITIES WE MAY OFFER

We or selling securityholders may offer shares of our Class A common stock or preferred stock, various series of debt securities, or warrants to purchase any of such securities, either individually or in combination, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We or selling securityholders may also offer Class A common stock or preferred stock on conversion of debt securities, Class A common stock on conversion of preferred stock, or Class A common stock, preferred stock, or debt securities on exercise of warrants. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange, or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable on conversion or exchange; and

•	a discussion of material U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters, or dealers. We, selling securityholders, and our agents, underwriters, or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities to or through agents, underwriters, or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters, or dealers;

•	applicable fees, discounts, and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the net proceeds to us, if any.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Class A Common Stock

From time to time, we may issue shares of our Class A common stock. Our Class A common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock, Class B common stock, and Class C common stock will be entitled to share equally, identically, and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by us, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated adversely, voting separately as a class. On our liquidation, dissolution, or winding-up, the holders of Class A common stock, Class B common stock, and Class C common stock will be entitled to share equally, identically, and ratably in all assets remaining after the payment of any liabilities, liquidation preferences, and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class of common stock, including the Class A common stock, voting separately as a class. Holders of common stock have no preemptive, conversion, or subscription rights and there are no redemption or sinking fund provisions applicable to any class of common stock. The rights, preferences, and privileges of the holders of Class A common stock, Class B common stock, and Class C common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of the common stock in the section titled “Description of Capital Stock-Class A Common Stock, Class B Common Stock, and Class C Common Stock.” We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any Class A common stock being offered.

Preferred Stock

From time to time, we may issue shares of our preferred stock, in one or more series. Under our certificate of incorporation, our board of directors has the authority to designate up to 500,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of each series of preferred stock. Our board of directors also has the authority to the qualifications, limitations, or restrictions, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our Class A common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences, and rights of such series of preferred stock, as well as the qualifications, limitations, or restrictions, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock in the section titled “Description of Capital Stock-Preferred Stock.” We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

From time to time, we may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Class A common stock or other securities. Conversion may be mandatory or at your option, and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities in the section titled “Description of Debt Securities.” We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

From time to time, we may issue warrants for the purchase of Class A common stock, preferred stock, or debt securities in one or more series. We may issue warrants independently or in combination with Class A common stock, preferred stock, or debt securities. In this prospectus, we have summarized certain general features of the warrants in the section titled “Description of Warrants.” We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See the section entitled “Selling Securityholders.”

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities offered by us, if any, for general corporate purposes, including working capital and capital expenditures. See the section titled “Use of Proceeds” in this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

New York Stock Exchange Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “SNAP.” The applicable prospectus supplement will contain information, where applicable, as to other listings on the New York Stock Exchange or other securities exchange of the shares of our Class A common stock covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Risk Factor Summary” and “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions, including risks described in the sections titled “Risk Factor Summary” and “Risk Factors” in our most recent Annual Report on Form 10-K, regarding, among other things:

•	our financial performance, including our revenues, cost of revenues, operating expenses, and our ability to attain and sustain profitability;

•	our ability to generate and sustain positive cash flow;

•	our ability to attract and retain users and publishers;

•	our ability to attract and retain advertisers;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to effectively manage our growth and future expenses;

•	our ability to comply with modified or new laws, regulations, and executive actions applying to our business;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our ability to successfully expand in our existing market segments and penetrate new market segments;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to repay outstanding debt;

•	future acquisitions of or investments in complementary companies, products, services, or technologies; and

•	the potential adverse impact of the COVID-19 pandemic on our business, operations, and the markets and communities in which we and our partners, advertisers, and users operate.

Discussions containing these forward-looking statements may be found in the sections titled “Risk Factor Summary,” “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that could cause our actual results, levels of activity, performance, or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to (i) 3,960,887,848 shares of common stock, $0.00001 par value per share, 3,000,000,000 of which are designated Class A common stock, 700,000,000 of which are designated Class B common stock, and 260,887,848 of which are designated Class C common stock; and (ii) 500,000,000 shares of preferred stock, $0.00001 par value per share. As of January 31, 2021:

•	1,252,952,827 shares of Class A common stock were outstanding;

•	23,691,358 shares of Class B common stock were outstanding;

•	231,626,943 shares of Class C common stock were outstanding; and

•	no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Class A Common Stock, Class B Common Stock, and Class C Common Stock

Voting Rights

Our Class A common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Delaware law would permit holders of Class A common stock to vote, with one vote per share, on a matter if we were to:

•	change the par value of the common stock; or

•	amend our certificate of incorporation to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class A common stock.

In addition, Delaware law would permit holders of Class A common stock to vote separately, as a single class, if an amendment to our certificate of incorporation would adversely affect them by altering the powers, preferences, or special rights of the Class A common stock, but not the Class B common stock or Class C common stock. As a result, in these limited instances, the holders of a majority of the Class A common stock could defeat any amendment to our certificate of incorporation. For example, if a proposed amendment of our certificate of incorporation provided for the Class A common stock to rank junior to the Class B common stock and Class C common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class A common stock, with each share of Class A common stock entitled to one vote per share. In this instance, the holders of a majority of Class A common stock could defeat that amendment to our certificate of incorporation. Moreover, if an amendment to our certificate of incorporation would alter the powers, preferences, or special rights of the Class A common stock and either the Class B common Stock or the Class C common stock in a way that would affect them adversely compared to the unaffected class, Delaware law would permit the holders of Class A common stock to vote with the other adversely affected class of common stock together as a single class. For example, if a proposed amendment to our certificate of incorporation provided for the Class A common stock and Class B common stock to rank junior to the Class C common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class A common stock and Class B common stock voting together as a single class, with each share of Class A common stock and Class B common stock entitled to one vote per share. In this instance, the holders of a majority of the Class A common stock and Class B common stock, voting together as a single class, could defeat that amendment to our certificate of incorporation.

Our certificate of incorporation provides that the number of authorized shares of common stock or any class of common stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class B common stock and Class C common stock, voting together as a single class. As a result, the holders of a majority of the outstanding Class B common stock and Class C common stock can approve an increase or decrease in the number of authorized shares of Class A common stock without a separate vote of the holders of Class A common stock. This could allow us to increase and issue additional shares of Class A common stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of our Class A common stock.

Holders of our Class B common stock are entitled to one vote per share and holders of Class C common stock are entitled to ten votes per share on any matter submitted to our stockholders. Except as set forth above, holders of shares of Class B common stock and Class C common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders. In addition, each class of our common stock may have the right to vote separately in certain instances as listed in the section titled “-Economic Rights.”

On the date that all outstanding shares of Class C common stock have converted to Class B common stock, all shares of Class B common stock will convert to Class A common stock and the holders of Class A common stock will be entitled to one vote per share.

Our certificate of incorporation does not provide for cumulative voting for the election of directors.

Founder Proxy Agreement

Evan Spiegel and Robert Murphy, our co-founders, have entered into a proxy agreement with each other. The agreement will apply to all shares of our Class B common stock and Class C common stock that each may beneficially own from time to time or have voting control over.

Under the proxy agreement, Mr. Spiegel has designated Mr. Murphy as his designated proxy holder, and Mr. Murphy has designated Mr. Spiegel as his designated proxy holder. Each co-founder has the right to select from time to time an alternate proxy holder who would exercise the proxy if the primary proxy holder were unable or unwilling to serve as a proxy. Mr. Spiegel and Mr. Murphy have each appointed Michael Lynton as his alternate proxy. Mr. Spiegel and Mr. Murphy may not change the primary proxy holder without the other’s consent. A proxy holder will have the right to exercise all of the voting and consent rights of our shares of Class B common stock and Class C common stock beneficially owned by the deceased or disabled co-founder or over which he has voting control on and for the nine months following the co-founder’s death or during his disability. Before any proxy holder may vote or act by written consent with respect to the shares of Class B common stock and Class C common stock over which they hold a proxy, that proxy holder will meet with the independent members of our board of directors within 90 days of the co-founder’s death or disability.

The proxy agreement will terminate as soon as any of the following occur: (i) nine months after the death of both Mr. Spiegel and Mr. Murphy, (ii) the liquidation, dissolution, or winding up of our business operations, (iii) the execution by us of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of our property and assets, or (iv) the date as of which Mr. Spiegel and Mr. Murphy terminate the proxy agreement by written consent of Mr. Spiegel and Mr. Murphy, with notice to us.

Economic Rights

Except as otherwise expressly provided in our certificate of incorporation or required by Delaware law, all shares of Class A common stock, Class B common stock, and Class C common stock will have the same rights and privileges and rank equally, share ratably, and be identical in all respects for all matters, including those described below

Dividends and Distributions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock, Class B common stock, and Class C common stock will be entitled to share equally, identically, and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by us, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated adversely voting separately as a class. Even though holders of Class A common stock are not normally entitled to a vote on matters presented to our stockholders, they would be entitled to vote separately as a class, with one vote per share, on dividends and distributions if the holders of Class A common stock were treated adversely. As a result, if the holders of Class A common stock were treated adversely in any dividend or distribution, the holders of a majority of Class A common stock could defeat that dividend or distribution. In addition, if any two classes of common stock are treated adversely relative to another class of common stock with respect to any dividend or distribution, the vote of the holders of a majority of the adversely affected classes, voting together as a single class, would be required to approve that dividend or distribution. For example, if we were to make a distribution of cash to the holders of Class C common stock but not make a cash distribution or make a distribution of stock instead of cash to the holders of Class A common stock and Class B common stock, the holders of a majority of Class A common stock and Class B common stock, voting together as a single class, would be required to approve that dividend or distribution. In that scenario, each share of Class A common stock and Class B common stock would be entitled to one vote per share.

Liquidation Rights. On our liquidation, dissolution, or winding-up, the holders of Class A common stock, Class B common stock, and Class C common stock will be entitled to share equally, identically, and ratably in all assets remaining after the payment of any liabilities, liquidation preferences, and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class of common stock, including the Class A common stock, voting separately as a class. As a result, the holders of a majority of each class of common stock, including the Class A common stock, could defeat a proposed distribution of any assets on our liquidation, dissolution, or winding-up if that distribution were not to be shared equally, identically, and ratably.

Change of Control Transactions. The holders of Class A common stock, Class B common stock, and Class C common stock will be treated equally and identically with respect to shares of Class A common stock, Class B common stock, or Class C common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of each class of common stock, including the Class A common stock, voting separately as a class, on (i) the closing of the sale, transfer, or other disposition of all or substantially all of our assets, (ii) the consummation of a merger, reorganization, consolidation, or share transfer which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity, or (iii) the closing of the transfer (whether by merger, consolidation, or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of common stock in connection with any such asset sale, merger, reorganization, consolidation, or share transfer under any employment, consulting, severance, or other arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically. As a result, the holders of a majority of each class of common stock, including the holders Class A common stock, could defeat a change of control transaction if the holders of Class A common stock, Class B common stock, and Class C common stock were not to be treated equally and identically in such change of control transaction.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of Class A common stock, Class B common stock, or Class C common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

If holders of Class A common stock are treated the same as holders of Class B common stock and Class C common stock with respect to the dividends and distributions, liquidation rights, change of control transactions, and subdivisions and combinations, such holders of Class A common stock will not have the right to vote on such matters.

No Preemptive or Similar Rights

Our Class A common stock, Class B common stock, and Class C common stock are not entitled to preemptive rights, and are not subject to conversion, redemption, or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock and Class C common stock described in this prospectus.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. Each share of Class C common stock is convertible at any time at the option of the holder into one share of Class B common stock. On any transfer of shares of Class B common stock, whether or not for value, each such transferred share will automatically convert into one share of Class A common stock, except for certain transfers described in our certificate of incorporation, including transfers for tax and estate planning purposes, so long as the transferring holder continues to hold sole voting and dispositive power with respect to the shares transferred. Any holder’s shares of Class B common stock will automatically convert into Class A common stock, on a one-to-one basis, on the death of the holder.

On any transfer of shares of Class C common stock, whether or not for value, each transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our certificate of incorporation, including transfers for tax and estate planning purposes, so long as the transferring holder or a qualified trustee for that holder continues to hold sole voting and dispositive power with respect to the shares transferred, and transfers between founders.

Any holder’s shares of Class C common stock will automatically convert into Class B common stock, on a one-to-one basis, on the date on which the number of outstanding shares of Class C common stock held by that holder represents less than 30% of the Class C common stock held by that holder as of the date of the closing of our initial public offering in March 2017, or 32,383,178 shares of Class C common stock. Any holder’s shares of Class C common stock will automatically convert into Class B common stock, on a one-to-one basis, nine months after the death of that holder. Once there are no shares of Class C common stock outstanding, all shares of Class B common stock will convert to Class A common stock, on a one-to-one basis, and all shares of Class A common stock will have one vote per share, as described in our certificate of incorporation. Either of our founders may transfer shares of Class B common stock or Class C common stock to the other founder or a founder’s permitted transferee without such transferred shares converting into Class A common stock or Class B common stock, respectively. In addition, either founder may transfer shares of Class B common stock or Class C common stock to a qualified trustee without such transferred shares converting into Class A common stock or Class B common stock, respectively. A qualified trustee is a professional in the business of providing trustee services that is subject to appointment and removal solely by that founder or, following a founder’s death or during the founder’s disability event, by the founder’s designated proxy (who may be the other founder or another person selected by the founder and approved to act in that role by the independent members of our board of directors). A qualified trustee may not have any pecuniary interest in any Class B common stock or Class C common stock held by any entity of which that person is a trustee. Shares of Class C common stock held by a founder’s qualified trustee will convert to Class B common stock nine months after the death of that founder. Termination of a founder’s employment or services with us does not result in conversion of Class C common stock held by such founder.

Once transferred and converted into Class A common stock, the Class B common stock may not be reissued. Once transferred and converted into Class B common stock, the Class C common stock may not be reissued.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 500,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Class A common stock, Class B common stock, or Class C common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our Class B common stock or Class C common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms in this prospectus are inapplicable to such series of preferred stock, provided that the information in such prospectus supplement does not constitute material changes to the information in this prospectus such that it alters the nature of the offering or the securities offered.

We will fix the designations, voting powers, preferences, and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations, or restrictions, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period, and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our Class A common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale, or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our certificate of incorporation and bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which all shares of common stock convert into a single class, by written consent. A special meeting of stockholders may be called by a majority of total number of authorized directors of our board of directors, our chief executive officer, or, before the date on which all shares of common stock convert into a single class, the holders of at least 30% of the total voting power of our Class A common stock, Class B common stock, and Class C common stock, voting together as a single class. Our bylaws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

Our certificate of incorporation further provides for a tri-class common stock structure, which provides Mr. Spiegel, our co-founder and Chief Executive Officer, and Mr. Murphy, our co-founder and Chief Technology Officer, or Mr. Spiegel alone, with control over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

The foregoing provisions will make it more difficult for our existing stockholders, other than Mr. Spiegel and Mr. Murphy, or Mr. Spiegel alone, to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions, including the tri-class structure of our common stock, are intended to preserve our existing founder control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies, and discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts

When we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, we will be subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the DGCL, our certificate of incorporation, or our bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.

This provision would not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act claims, which means both courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock, Class B common stock, and Class C common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the New York Stock Exchange

Our Class A common stock is listed on the New York Stock Exchange under the symbol “SNAP.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the New York Stock Exchange or other securities exchange of the shares of our Class A common stock covered by the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities listing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition, or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination of the foregoing, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount) at which such debt securities will be issued is a price other than the principal amount, the portion of the principal amount thereof payable on declaration of acceleration of the maturity, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates, or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series will be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, on which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions on which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period, and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount, the portion of the principal amount of debt securities of the series which will be payable on declaration of acceleration of the maturity;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including the consolidation, merger, or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, and interest, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions on which the election may be made;

•

the terms and conditions, if any, on which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale, or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

In the applicable prospectus supplement, we will list the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement on conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same will become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental will not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same will become due and payable whether at maturity, on redemption, by declaration, or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental will not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency, or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. Such declaration may be made by notice to us in writing and to the trustee if notice is given by the holders. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect, or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described in the section titled “-Consolidation, Merger, or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions, or provisions such new covenants, restrictions, conditions, or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions, or provisions an event of default, or to surrender any right or power conferred on us in the indenture;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as listed in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the section titled “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of, or extending the time of payment of interest, or reducing any premium payable on the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost, or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

To exercise our rights to be discharged, we must deposit money or government obligations with the trustee sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be listed in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities listed in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed duly executed if so required by us or the security registrar, at the office of the security registrar, or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

In the applicable prospectus supplement, we will name the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. At any time, we may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically listed in the applicable indenture. On an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock, or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A common stock, preferred stock, or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates listing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

•

in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable on exercise of the warrants; and

•	any other specific terms, preferences, rights, or limitations of or restrictions on the warrants.

•	Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

•

in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments on our liquidation, dissolution, or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with, and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee, or a successor depositary, unless special termination situations arise. Those situations are described in the section titled “-Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank, or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•

an investor will be an indirect holder and must look to his or her own bank, broker, or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker, or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices, and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers, or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. The rights of holders and street name investors are described above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when any of the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable, or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also include additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades, or a combination of these methods, or through any other methods described in a prospectus supplement. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, directly to one or more purchasers, or as otherwise described in a prospectus supplement. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers, or agents, if any;

•	the name or names of the selling securityholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or selling securityholders may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the Class A common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus and any prospectus supplement, will be passed on for us by Cooley LLP. As of the date of this prospectus, (i) Cooley LLP beneficially owns an aggregate of 6,000 shares of our Class A common stock, and (ii) certain attorneys of Cooley LLP beneficially own an aggregate of 33,051 shares of our Class A common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly, and current reports, information statements, and other information with the SEC. The SEC maintains a website that contains reports, information statements, and other information regarding issuers that file electronically with the SEC, including Snap. The address of the SEC website is www.sec.gov.

We maintain a website at www.snap.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 5, 2021; and

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the description of our Class  A common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 23, 2017, including any amendments or reports filed for the purposes of updating this description, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Snap Inc.

2772 Donald Douglas Loop North

Santa Monica, California 90405

(310) 399-3339

Attn: Secretary

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the securities in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

4,724,853 Shares

Class A Common Stock

Prospectus Supplement

June 3, 2021